Calculation of Filing Fee Tables
S-4
Esquire Financial Holdings, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, $0.01 par value per share	Other	3,872,988		$ 279,200,939.00	0.0001381	$ 38,557.65
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 279,200,939.00		$ 38,557.65
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 38,557.65
Offering Note
[1]	(a) The number of shares of common stock, par value $0.01 per share, of Esquire Financial Holdings, Inc. ("Esquire" and, such shares, the "Esquire common stock") being registered is based upon (i) the maximum exchange ratio of 2.80 shares of Esquire common stock for each share of common stock, par value $1.00 per share, of Signature Bancorporation, Inc. ("Signature" and, such shares, the "Signature common stock") multiplied by (ii) an estimate of the maximum number of shares of Signature common stock issued and outstanding as of April 1, 2026 or issuable or expected to be exchanged (including in respect of Signature equity awards) in connection with the merger of Esquire Merger Sub, Inc., a wholly owned subsidiary of Esquire, with and into Signature (the "merger"), which collectively equals 1,383,210. (b) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and computed pursuant to Rules 457(f)(2) of the Securities Act, based on a rate of $138.10 per $1,000,000 of the proposed maximum aggregate offering price. The proposed maximum aggregate offering price of the registrant's common stock was calculated based upon the book value of shares of Signature common stock as follows: the product of (1) $201.85, the book value per share of Signature common stock on December 31, 2025 and (2) 1,383,210, the estimated maximum number of shares of Signature common stock outstanding and reserved for issuance. (c) Calculated by multiplying the estimated aggregate offering price of securities to be registered by 0.0001381.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date